Exhibit 99.1

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Peter K. Herbert

Radiant Systems Public Relations

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Radiant Systems to Acquire Aloha Technologies

Creating a Foodservice Technology Powerhouse, the Two Companies Agree to Combine Strengths to Drive Topline Growth for Hospitality Operators

ATLANTA, December 15, 2003 – Radiant Systems, Inc. (NASDAQ:RADS) today announced that it has entered into a definitive agreement to acquire Aloha Technologies, a leading provider of point-of-sale (POS) systems for the hospitality industry. Aloha CEO Manny Negreiro will run Radiant’s new hospitality division, which will be based in Dallas, Texas. The new division is expected to be one of the premier technology providers for the hospitality industry, with key personnel from both Radiant and Aloha continuing to serve the industry under Negreiro’s leadership.

With this expansion, Radiant aims to greatly enhance its presence in the industry, offering comprehensive solutions from advanced POS systems to self-service kiosks, customer loyalty systems, and integrated back-office solutions. With proven experience in large-scale enterprise deployments and an expansive reseller channel, Radiant will be well positioned to offer the leading solution for quick-service, table-service, and contract foodservice operators, from the largest multi-national chains to single-site businesses.

“We find companies are eager to replace their older, limited legacy systems with innovative new technologies that help drive topline growth,” said Radiant CEO John Heyman. “Radiant has had tremendous success delivering sophisticated technology to large quick-service restaurant companies, including brand-specific solutions for franchisees. Aloha has had similar success delivering feature-rich, easy-to-use POS software and other table-service and quick-service solutions for the mass market through a channel of more than 125 value-added resellers. We share a common vision with Aloha, and by uniting our products, resources, partners and talent, we can accelerate the delivery of innovative products to help customers significantly grow their revenue.”

“The strengths of the combined company are the complementary products, markets and channels,” Negreiro added. “We will combine the expertise and management of both Aloha and Radiant to continue to deliver our award-winning solutions to the hospitality industry. Radiant will enhance the Aloha solution with a global service infrastructure and key technologies such as self-service kiosks, centralized administration, comprehensive back-office systems, and advanced POS hardware. In turn, Aloha’s exceptional reseller channel for global customers will be crucial to Radiant’s market strategy. Jointly, we will be well positioned to lead the table-service market and serve nearly every major quick-service brand.”

Heyman continued, “In addition, we plan to leverage Aloha’s key innovations such as their eCard loyalty and gift card systems in our other markets. By joining forces, we believe we are on a clear path to becoming the number one foodservice technology provider in the world while also improving our ability to better serve the petroleum and convenience store and entertainment industries.”

Under the terms of the agreement, Radiant will acquire substantially all of Aloha’s assets for approximately $45 million. The purchase price consists of $11 million of cash, $18.7 million of notes, whose terms range from one to five years, and approximately 2.4 million shares of restricted common stock. Radiant expects Aloha to contribute between $20 million and $28 million in revenue in 2004 and expects the acquisition to be accretive to earnings in 2004. The acquisition is expected to close early in the first quarter of 2004. This acquisition is expected to have no impact on Radiant’s previously announced split-off of its enterprise software business and is not contingent upon the closing of that transaction.

Company Information

Founded in 1985, Radiant Systems, Inc. provides innovative store technology for the foodservice, petroleum and convenience store, and cinema industries. Radiant’s point-of-

sale, self-service kiosk, and back-office technology enables operators to drive topline growth and improve bottom-line performance. Headquartered in Atlanta, Radiant (www.radiantsystems.com) has deployed its solutions in more than 50,000 sites worldwide.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; including the ability to integrate the operations of acquired businesses; (iii) the Company’s growth strategy and operating strategy; (iv) the Company’s new or future product offerings, and (v) the declaration and payment of dividends. The words “may,” “would,” “could,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company’s reliance on a small number of customers for a larger portion of its revenues, fluctuations in its quarterly results, ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company’s filings with the Securities and Exchange Commission.

Radiant has filed a preliminary proxy statement with the SEC with respect to its previously announced split-off of its enterprise software business. Investors and security holders are advised to read the definitive proxy statement to be filed by Radiant regarding the split-off transaction when it becomes available, because it will contain important information. Security holders may receive a free copy of the definitive proxy statement when it becomes available and other related documents filed by Radiant at the SEC’s Web site at www.sec.gov and/or from Radiant at its website at www.radiantsystems.com.

Radiant and its executive officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of Radiant with respect to the split-off transaction. Information regarding such officers and directors is included in the preliminary proxy statement referenced above and will be set forth in the definitive proxy statement.

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